                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           SIZZLER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                 [SIZZLER LOGO]

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of Sizzler International, Inc. (the "Company") to be held at the Radisson Hotel at 6161 West Centinela Avenue, Culver City, California, on Tuesday, August 18, 1998 at 3:30 p.m. The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 1998 Annual Report, consisting this year of the Company's fiscal 1998 Annual Report on Form 10-K, is enclosed with the Notice and Proxy Statement.

     Your vote is very important. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed Proxy card and return it as promptly as possible.

                                          Sincerely,

                                          /s/ JAMES A. COLLINS
                                          James A. Collins
                                          Chairman of the Board and
                                          Chief Executive Officer



                         Sizzler International, Inc.
               6101 West Centinela Avenue, Culver City, CA 90230

                                 [SIZZLER LOGO]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 18, 1998

To the Stockholders of
Sizzler International, Inc.:

     The Annual Meeting of Stockholders of Sizzler International, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Hotel at 6161 West Centinela Avenue, Culver City, California 90230, on Tuesday, August 18, 1998 at 3:30 p.m. for the following purposes:

          1. To elect three directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.

          2. To approve an amendment to the Company's 1997 Employee Stock Incentive Plan, under which the number of the Company's Common Stock available for issuance will be increased from 1,000,000 to 2,800,000.

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock must be present in person or be represented by proxy. We hope that you will take this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting, either by executing and returning the enclosed proxy in the postage paid, return envelope provided or by casting your vote in person at the meeting.

                                          By Order of the Board of Directors,


                                          /s/ RYAN S. TONDRO

                                          Ryan S. Tondro
                                          Secretary


Culver City, California
July 17, 1998

                          SIZZLER INTERNATIONAL, INC.
                           6101 WEST CENTINELA AVENUE
                         CULVER CITY, CALIFORNIA 90230
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 18, 1998

                       GENERAL INFORMATION ON THE MEETING

     This Proxy Statement is being mailed on July 17, 1998, in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sizzler International, Inc., a Delaware corporation (the "Company"). The proxies are intended to be used at the Annual Meeting of Stockholders of the Company which is to be held on Tuesday, August 18, 1998, at 3:30 p.m. at the Radisson Hotel at 6161 West Centinela Avenue, Culver City, California, and at any adjournment or postponement thereof.

     The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. The Company has engaged Georgeson & Company, Inc. to solicit proxies from brokers, banks, other institutional holders, non-objecting beneficial owners ("NOBO's") and individual holders of record. The Company has agreed to pay the firm a fee of $10,000. The Company also has agreed to reimburse the firm for mailing and certain other costs. The Company anticipates the total cost to be paid under the agreement will be approximately $12,500.

     In addition, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telecopy or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.

                             RECORD DATE AND VOTING

     Only stockholders of record at the close of business on June 30, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of June 30, 1998, 28,823,249 shares of Common Stock were outstanding, all of which are entitled to be voted at the meeting. The presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote on any matter that may be presented for consideration, except that as to the election of directors, shares may be voted cumulatively. (See "Election of Directors.")

     A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at 6101 West Centinela Avenue, Culver City, California 90230, written notice of revocation or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies.

     In the absence of instructions, shares represented by valid proxies will be voted in accordance with the recommendations of the Board of Directors as shown on the proxy. Proxies will be voted for management's nominees for election as directors and for approval of Proposal 2, unless the stockholder otherwise directs in his proxy.

                         INFORMATION ABOUT THE COMPANY

     The Company was incorporated on January 18, 1991 in connection with a reorganization of its parent company Collins Foods International, Inc. ("CFI") undertaken in contemplation of CFI's merger with PepsiCo, Inc. As part of the reorganization, the Company's Common Stock was distributed to stockholders of CFI. In addition, as part of the transaction, the Company acquired the remaining outstanding shares of common stock of its 66%-owned subsidiary Sizzler Restaurants International, Inc. ("SRI"), which became the Company's wholly-owned subsidiary.

     The Company (together with its subsidiaries) owns and operates, and franchises to others, restaurants that do business under the Sizzler(R) service mark in the United States and abroad. Sizzler(R) restaurants operate in the mid-scale dining market and feature a selection of grilled steak, chicken and seafood entrees, sandwiches and specialty platters as well as a fresh fruit and salad bar in a family environment. The Company also operates Kentucky Fried Chicken(R) ("KFC") restaurants in Queensland, Australia.

     On June 2, 1996, the Company and four subsidiaries filed for protection from creditors under Chapter 11 of the federal Bankruptcy Code. The cases involving the Company and its debtor subsidiaries were jointly administered under Case No. 96-16075AG before the U.S. Bankruptcy Court for the Central District of California (the "Bankruptcy Proceedings"). The debtor subsidiaries consisted of SRI, which owned and operated the Company's Sizzler restaurants in the U.S., Buffalo Ranch Steakhouses, Inc., which owned and operated the Company's Buffalo Ranch Steakhouse restaurants, and Tenly Enterprises, Inc. and Collins Properties, Inc., each of which held certain U.S. operating and non-operating real properties. The Company's international division businesses and assets, which were owned and operated by non-debtor subsidiaries, were not subject to the U.S. Chapter 11 cases.

     By September 23, 1997, the Company and its debtor subsidiaries had confirmed and commenced the effective date of their respective plans of reorganization. The interests of the stockholders of the Company were not impaired under these plans of reorganization. In accordance with its plan of reorganization, SRI was reorganized into the Sizzler USA group of companies, consisting of Sizzler USA, Inc. and its subsidiaries.

                             PRINCIPAL STOCKHOLDERS

     As of June 30, 1998, according to filings with the Securities and Exchange Commission and to the best knowledge of the Company, the following persons are the beneficial owners of more than 5% of the outstanding voting shares of the Common Stock of the Company.

                                                               AMOUNT AND NATURE OF        PERCENT
                                                                    BENEFICIAL               OF
                   NAME AND ADDRESS                                OWNERSHIP(1)             CLASS
                   ----------------                            --------------------        -------
James A. Collins                                                   3,800,840(2)             13.2%
6101 West Centinela Avenue
Culver City, California 90230
The Capital Group Companies, Inc.                                  3,674,800(3)             12.7%
Capital Guardian Trust Co. ("CGCI")
333 South Hope Street Los Angeles, California 90071
Dimensional Fund Advisors Inc.("DFAI")                             1,514,834(4)              5.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

---------------

(1) Possesses sole voting and investment power for all shares of Common Stock beneficially owned unless otherwise indicated.

(2) Does not include 334,483 shares of Common Stock held by an independent trustee for the benefit of Mr. Collins' adult children as to which Mr. Collins disclaims beneficial ownership.

(3) CGCI and its affiliates possess sole investment power, but sole voting power only for 1,919,100 shares of Common Stock. The Company has been advised that neither CGCI nor any of its affiliates own any shares of Common Stock for its own account. Rather, the Company has been advised that the shares are held by investment management companies and investment advisers, which manage accounts on behalf of others.

(4) DFAI possesses sole investment power, but sole voting power only for 1,069,834 shares of Common Stock. Persons who are officers of DFAI also serve as officers of DFA Investment Group Inc., a registered open-end investment company (the "DFAI Fund"), and the DFA Investment Trust Company, a Delaware business trust (the "DFAI Trust"). In their capacities as officers of the DFAI Fund and the DFAI Trust, these persons vote 220,800 additional shares owned by the Fund and 224,200 additional shares owned by the Trust. The Company has been advised that the shares are held in portfolios of DFAI Fund or in series of DFAI Trust investment vehicles for qualified employee benefit plans, for all of which DFAI, a registered investment advisor, serves as investment manager.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, each share is entitled to one vote on any matter that may be presented for consideration, except that as to the election of directors, shares may be voted cumulatively. Cumulative voting means that each share is entitled to a number of votes equal to the number of directors to be elected. Such votes may be cast for one nominee or distributed among two or more nominees. The proxy holders do not presently intend to cumulate votes, but they may elect to do so in the event of a contested election or any other presently unexpected circumstances. If any stockholder gives notice at the meeting of his intention to cumulate votes, then all stockholders will have the right to cumulate votes in the election of directors. The persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons elected as directors of the Company.

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, each containing three Directors with the term of office of one of the classes expiring each year. Nominees for Class I Directors are being offered for election at the 1998 Annual Meeting.

     Unless authority is withheld by an indication thereon, it is intended that the proxies will be voted for election to the Board of Directors of the nominees named below, to serve until the Annual Meeting of Stockholders in the year specified below and until their successors are elected and duly qualified. While the Company has no reason to believe that any of the persons named will not be available as a candidate, should such a situation arise, the proxies may be voted for the election of other nominees as Directors in the discretion of the persons acting pursuant to the proxies. Certain information concerning the nominees and the incumbent directors whose terms continue after the Annual Meeting is set forth below:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

            NAME AND AGE                PRESENT PRINCIPAL OCCUPATION AND FIVE YEAR BUSINESS EXPERIENCE
            ------------                --------------------------------------------------------------
CLASS I: Term expires in 2001
James A. Collins (71)................  Chief Executive Officer of the Company since May 29, 1997.
                                       Chairman of the Board of the Company and its predecessor CFI since 1968. Chief Executive Officer of CFI (1968-1987). Chairman
                                       of the Board, SRI (1982-1991).
Peter H. Dailey (68).................  Director of the Company since 1991. Chairman, Enniskerry
                                       Financial, Ltd., a private investment company, and Chairman,
                                       Supervisory Board of Directors of Memorex-Telex, Inc. Director,
                                       Chicago Title and Trust Company and Jacobs Engineering Group,
                                       Inc. Former Ambassador to Ireland and Special Envoy to NATO.
Charles F. Smith (65)................  Director of the Company since 1995. President of Charles F. Smith
                                       & Co., Inc., an investment banking firm (1984 to present).
                                       Director, FirstFed Financial Corp. and Fremont Funding Corp.

       INCUMBENT DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

            NAME AND AGE                PRESENT PRINCIPAL OCCUPATION AND FIVE YEAR BUSINESS EXPERIENCE
            ------------                --------------------------------------------------------------
CLASS II: Term expires in 1999
Phillip D. Matthews (60).............  Director of the Company since May 1997. Lead Director and
                                       Chairman of the Executive Committee of Wolverine World Wide, Inc.
                                       since 1996. Chairman of the Board of Wolverine World Wide, Inc.
                                       (1993-1996). Chairman, Reliable Company (1993-1997). Director,
                                       Bell Sports, Inc., H.F. Ahmanson & Co., and Wolverine World Wide,
                                       Inc.
Robert A. Muh (60)...................  Director of the Company since May 1997. Chairman of the Board of
                                       Sutter Securities, Inc. (1992-1997). President, Financial
                                       Services International (1987-1992; 1997 to present). Trustee,
                                       Massachusetts Institute of Technology and San Francisco Ballet.
                                       Director, MicroModule Systems, Inc.
Carol A. Scott, Ph.D. (48)...........  Director of the Company since 1993. Professor of Marketing, UCLA since 1989. Chairman of the Faculty, UCLA Anderson Graduate
                                       School of Management (1990-1994). Director, AFEM Corporation.

            NAME AND AGE                PRESENT PRINCIPAL OCCUPATION AND FIVE YEAR BUSINESS EXPERIENCE
            ------------                --------------------------------------------------------------
CLASS III: Term expires in 2000
Barry E. Krantz (54).................  Director of the Company since January 1997. Restaurant industry consultant since 1995. President and Chief Operating Officer,
                                       Family Restaurants Inc. (1994-1995). Chief Operating Officer,
                                       Restaurant Enterprises Group (1993-1994). President, Family
                                       Restaurant Division (1989-1994). Director, Fresh Choice, Inc. and
                                       Tam Restaurants, Inc.
H. Wallace Merryman (70).............  Director of the Company and its predecessor CFI since 1971.
                                       Chairman of the Board and Chief Executive Officer, Avco Financial
                                       Services, Inc. (1975-1987).
Kevin W. Perkins (46)................  Executive Vice President of the Company and President and Chief
                                       Executive Officer of International Operations of the Company
                                       since May 29, 1997. Director of the Company (1994 to present).
                                       President and Chief Executive Officer of the Company (1994-1997).
                                       President of the Company's Sizzler Asia/Pacific Division
                                       (1988-1994).

     Except as otherwise indicated, during the past five years none of the directors has been employed by or has carried on his or her occupation in, any corporation or organization which is a parent, subsidiary or other affiliate of the Company. All of the foregoing directors, other than Messrs. Krantz, Matthews and Muh, were directors or executive officers of the Company at the time of the commencement of the Bankruptcy Proceedings.

              THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, a Nominating Committee and a Chairman's Committee.

     The Board of Directors of the Company met ten times during fiscal 1998. Each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees of the board on which he or she served.

     Messrs. Merryman (Chairman) and Smith and Ms. Scott comprised the Audit Committee, which met three times during fiscal 1998. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors, reviews the fee arrangements and scope of the annual audit, reviews the activities and recommendations of the Company's internal auditors and considers the comments of the independent auditors with respect to internal accounting controls.

     Messrs. Dailey (Chairman), Merryman and Matthews comprised the Compensation and Stock Option Committee, which met three times during fiscal 1998. The Compensation and Stock Option Committee approves officers' salaries, administers executive compensation plans, reviews and approves the grant of options and restricted stock and approves bonus schedules for Company employees.

     Messrs. Smith (Chairman) and Muh and Ms. Scott comprised the Nominating Committee which met once during fiscal 1998. The Nominating Committee has the responsibility of nominating the officers of the Company, recommending candidates for election to the Board of Directors at the Annual Meeting of Stockholders and filling vacancies or newly created directorships. The Nominating Committee will consider nominees recommended by holders of the Company's Common Stock. Stockholders desiring to make recommendations should submit them in writing to the Company at its principal executive offices, marked to the attention of "Chairman, Nominating Committee."

     Messrs. Collins, Matthews, Muh and Smith comprise the Chairman's Committee. Formed in June 1997, the Chairman's Committee met eight times in fiscal 1998. The Chairman's Committee operates as an executive committee of the Board, and is responsible for strategic planning and oversight, review of major transactions, and other matters.

     In his capacity as the Chairman of the Board of Directors and CEO, during fiscal 1998 Mr. Collins received a salary of $50,000. Each other Director who is not an employee of the Company is paid a retainer fee of $20,000 per year and is also paid a fee of $1,000 for attending each meeting of the Board of Directors and $1,000 for attending committee meetings not held in conjunction with a Board meeting. Barry E. Krantz, a Director, received compensation in fiscal 1998 for consulting services provided to the Company. See "Transactions with Directors and Management" below.

     The Company has a 1997 Non-Employee Directors Stock Incentive Plan (the "Directors' Plan"). Under the Directors' Plan, each director who is not an employee or officer of the Company or any of its parent or subsidiary corporations (a "Non-Employee Director") is entitled to receive options to purchase shares of the Company's Common Stock ("Options"). Options consist of Initial Options, Designated Committee Options, and Deferred Fees Options.

     Initial Options. On the date that any person becomes a Non-Employee Director of the Company, such person is automatically granted an Option to purchase 1,000 shares of Common Stock (an "Initial Option"). The exercise price per share of an Initial Option is the fair market value per share of the Common Stock on the date of grant. Initial Options generally may not be exercised before the first anniversary of the date of grant. In addition, until the second anniversary of the date of grant, the holder of an Initial Option generally may not exercise more than 50% of the aggregate number of shares subject to such option.

     Designated Committee Options. Each Non-Employee Director that is a member of the Chairman's Committee is entitled to receive Designated Committee Options. In lieu of attendance or other cash fees from the Company for participation on such committee, each Chairman's Committee member is automatically granted, on the date of each meeting of the Chairman's Committee attended by such Director, a Designated Committee Option to purchase 1,000 shares of Common Stock. The exercise price per share of a Designated Committee Option is the fair market value per share of the Common Stock on the date of grant, less $2.00. Designated Committee Options are exercisable immediately upon the date of grant. As of June 30, 1998, the members of the Chairman's Committee entitled to Designated Committee Options were Phillip D. Matthews, Robert A. Muh and Charles F. Smith.

     Deferred Fees Options. Each Non-Employee Director is entitled to elect to receive, in lieu of all or a specified portion of annual retainer fees for each of the remaining calendar years of his or her term (a "Plan Year"), an annual Deferred Fees Option. The number of shares of Common Stock subject to the Deferred Fees Option for each Plan Year is equal to the nearest number of whole shares determined in accordance with the following formula:

           Annual Retainer or percentage thereof
           -------------------------------------  =  Number of Shares
                  50% of Fair Market Value

     "Annual Retainer," as defined in the Directors' Plan, means the amount of fixed fees to which the Non-Employee Director is entitled for serving as a director of the Company in the relevant Plan Year. As defined, the Annual Retainer assumes no change in the director's compensation from that in effect as of the date in January on which the Option is granted. Annual Retainer does not include fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors or for any other services to be provided to the Company. The fair market value of the Common Stock is determined as of the date of grant.

     The exercise price per share of a Deferred Fees Option is 50% of the fair market value per share of the Common Stock on the date of grant. In this manner, upon grant of a Deferred Fees Option the aggregate spread between the Option's exercise price and the value of the underlying Common Stock is equal to the amount of Annual Retainer fees the Non-Employee Director has elected to forego. Deferred Fees Options generally may not be exercised before the expiration of six months after the date of grant. In addition, until the end of the first anniversary of the date of grant, the holder of a Deferred Fees Option generally may not exercise more than 50% of the aggregate number of shares subject to such option.

     The Directors' Plan provides for the issuance of up to 400,000 shares of the Company's Common Stock pursuant to exercise of options granted under the plan. As of June 30, 1998, options granted under the plan to purchase 170,050 shares were outstanding and no options granted under the plan had been exercised.

                   TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

     The Company has entered into employment agreements with certain executive officers. (See "Executive Compensation -- Employment Contracts.")

     A subsidiary of the Company is party to a consulting agreement with Barry
E. Krantz, a director of the Company. Under the agreement, Mr. Krantz provides marketing consulting services at an hourly rate. The agreement is terminable by the Company's subsidiary at any time and for any reason upon two weeks' notice. During the 1998 fiscal year, the Company paid Mr. Krantz an aggregate of $244,277 of fees and expenses under the consulting agreement.

     Following the sale of its headquarters building in fiscal 1998, the Company relocated its principal executive offices from Jefferson Boulevard in Los Angeles to Centinela Avenue in Culver City, California. The Company's new principal executive offices are located in an office building owned by Pacifica Plaza Office Building, a limited partnership ("Pacifica"). James A. Collins, his spouse and his brother-in-law are among the partners of Pacifica, which was formed in 1979. Mr. Collins is the Company's Chairman of the Board and interim Chief Executive Officer. Mr. Collins, his spouse and his brother-in-law, directly or indirectly, own a majority in interest of Pacifica.

     The Company occupies its approximately 35,975 square feet of headquarters office premises from Pacifica pursuant to a four-year lease. Under the lease, the Company is responsible for rent payments of $34,176 a month during the period from November 1997 through December 1999 (except for an initial four months of abated rent), and $42,450 a month thereafter through October 31, 2001. Base rent under the lease was predicated upon the terms of a sublease negotiated between the Company and Digital Equipment Corporation ("DEC"), a tenant of Pacific. In lieu of a sublease between the Company and DEC, the Company elected to enter into a direct lease with Pacifica for the headquarters office premises upon the condition that DEC be responsible for the difference between rent under its former lease with Pacifica (plus utilities) and the Company's base rent under the lease. The Company believes these terms were competitive at the time it entered into the lease.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the equity securities of the Company beneficially owned by each director of the Company, and by all directors and officers of the Company as a group, on June 30, 1998.

                                                                 AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP    PERCENT OF
                            NAME                               OF COMMON STOCK(1)(3)       CLASS
                            ----                              -----------------------    ----------
DIRECTORS
James A. Collins............................................         3,800,840(2)          13.2%
Peter H. Dailey.............................................            10,000                 *
Barry E. Krantz.............................................             1,000                 *
Phillip D. Matthews.........................................            45,000                 *
H. Wallace Merryman.........................................            36,809                 *
Robert A. Muh...............................................            20,000                 *
Kevin W. Perkins............................................           187,740                 *
Carol A. Scott..............................................             9,000                 *
Charles F. Smith............................................            33,000                 *
EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Christopher R. Thomas (age 49)..............................           160,032                 *
Ryan S. Tondro (age 50).....................................           115,000                 *
Michael J. Raedeke (age 40).................................            28,000                 *
All Directors and Executive Officers as a group (13
  persons)..................................................         4,452,221             15.4%

---------------

  * Less than one percent (1%) of class.

(1) Possesses sole voting and investment power.

(2) Does not include 334,483 shares of common stock held by an independent trustee for the benefit of Mr. Collins' adult children as to which Mr. Collins disclaims beneficial ownership.

(3) Includes shares issuable pursuant to options exercisable within 60 days of June 30, 1998 in the following amounts: Mr. Krantz -- 1,000 shares, Ms. Scott -- 8,000, Messrs. Dailey, Matthews, Merryman, and Muh -- 10,000 shares each, Mr. Smith -- 13,000 shares, and all directors and executive officers as a group -- 62,000 shares.

     The following Report of the Compensation and Stock Option Committee and the Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     It is the duty of the Compensation and Stock Option Committee to administer the Company's various compensation and incentive plans, including its 1997 Employee Stock Incentive Plan, the annual Management Incentive Plan and the Executive Supplemental Benefit Plan. In addition, we review compensation levels in light of the performance of members of senior management, including the five most highly compensated executive officers. The Committee reviews all aspects of compensation for senior management with the Board of Directors.

     The Committee is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. During fiscal 1998, the Compensation Committee consisted of Peter H. Dailey (Chairman), Phillip D. Matthews and H. Wallace Merryman.

     The Company routinely has retained the services of outside compensation consulting firms to assist the Committee in connection with the performance of its various duties. These firms provide advice to the Committee with respect to the reasonableness of compensation paid to senior management of the Company. Typically, this advice takes into account how the Company's compensation programs compare to those of competing companies as well as the Company's performance. Members of the Committee also review compensation surveys and analysis provided by such firms, including material prepared by the Company's human resources personnel.

     The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each officer relate to and must be contingent upon the performance of the Company or a business unit, the enhancement of shareholder value, and/or the individual contributions of each officer. As a result, much of an executive officer's potential compensation is "at risk" under an annual bonus compensation program. In addition, the Committee seeks to offer compensation opportunities comparable to those provided by other similar companies in the restaurant industry. The Committee strives to create a direct link between the long-term interests of executives and shareholders. Through the use of stock-based incentives, the Committee focuses the attention of its executives on managing the Company from the perspective of an owner with an equity stake.

     As of May 29, 1997, Chairman of the Board James A. Collins assumed the additional role of Chief Executive Officer of the Company. Kevin W. Perkins, previously the Company's Chief Executive Officer, relocated to Brisbane, Australia to act as Chief Executive Officer of the Company's International division. Christopher R. Thomas, in addition to acting as the Executive Vice President of the Company, assumed the responsibilities of Chief Executive Officer of the Company's Sizzler USA group.

     At Mr. Collins' request, Mr. Collins received no compensation increase in fiscal 1998 after becoming Chief Executive Officer. Mr. Collins' fiscal 1998 compensation included salary and retirement benefits under the Company's Executive Supplemental Retirement Plan.

     Mr. Perkins' salary in fiscal 1998 remained $300,000, representing no increase over the previous year. However, Mr. Perkins' fiscal 1998 incentive program was designed to incentivize him to attain maximum profitability for the International division. Under Mr. Perkins' incentive program, Mr. Perkins was entitled to a one-time cash bonus, depending on attainment of specified levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") in both the International division and the Sizzler Australia division. In the Committee's view, the incentive program was consistent with the Company's key 1998 objective of maintaining and increasing earnings from its international operations. Mr. Perkins did not earn a cash bonus under his fiscal 1998 incentive program. As a further inducement to Mr. Perkins to undertake responsibility for the International division, the Company agreed to adjust Mr. Perkins' severance benefits. As adjusted, Mr. Perkins became entitled to $200,000 if his employment terminated on or before April 30, 1998, and to $100,000 if on or before April 30, 1999, and to $300,000 if the termination is the result of a sale of the

International division. Mr. Perkins also was entitled to receive perquisites and other benefits on the same basis as other executive officers of the Company.

     In fiscal 1998, the Company adopted a 1997 Employee Stock Incentive Plan, authorizing the issuance of up to 1,000,000 shares of its Common Stock to employees of the Company. As of the end of fiscal 1998, no grants or awards under this plan had been made. Following the end of fiscal 1998, the Committee approved the award of options to purchase an aggregate of 999,000 shares of the Company's Common Stock to employees and officers of the Company for the fiscal years 1999 and 2000.

     The foregoing actions by the Committee were taken by unanimous vote, and subsequently were approved by the full Board of Directors.

                                          Compensation and Stock Option
                                          Committee

                                          Peter H. Dailey, Chairman
                                          Phillip D. Matthews
                                          H. Wallace Merryman

July 17, 1998

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                 ANNUAL COMPENSATION                    AWARDS
                                        --------------------------------------   --------------------
                                                                     OTHER       RESTRICTED
           NAME AND                                                  ANNUAL        STOCK       STOCK     ALL OTHER
      PRINCIPAL POSITION                                          COMPENSATION     AWARDS     OPTIONS   COMPENSATION
       AT APRIL 30, 1998         YEAR   SALARY($)   BONUS($)(1)      ($)(2)        ($)(4)       (#)         ($)
      ------------------         ----   ---------   -----------   ------------   ----------   -------   ------------
James A. Collins...............  1998     50,000           --      24,236              --         --      264,087(6)
Chairman and Chief               1997..  150,000           --      22,400              --         --      264,087(6)
Executive Officer(7)             1996..   60,000           --      21,400              --         --      264,087(6)
Kevin W. Perkins...............  1998    300,000      375,000        (3)               --         --           --
Chief Executive Officer/         1997    300,000           --        (3)          785,400         --       58,395(5)
International Division           1996    300,000           --        (3)               --     34,888       12,697
and Director(8)

Christopher R. Thomas..........  1998    300,000      561,700        (3)               --         --           --
Executive Vice President         1997    235,000           --        (3)          561,000         --           --
Finance and Chief Executive      1996    225,000           --        (3)               --     24,444        2,546
Officer/Sizzler USA

Ryan S. Tondro.................  1998    160,000      175,390        (3)               --         --           --
Vice President, Chief            1997    140,000           --        (3)          280,500         --           --
Financial Officer                1996    119,000           --        (3)               --      4,444           --
and Secretary

Michael J. Raedeke.............  1998    122,500       99,825        (3)               --         --           --
Vice President,                  1997    115,000           --        (3)          157,080         --           --
Taxation & Internal Audit        1996    105,000           --        (3)               --      4,444           --

---------------
(1) Includes both (a) a one-time cash bonus established in fiscal 1997 but not earned or paid until confirmation of the Company's bankruptcy plan of reorganization in fiscal 1998 and (b) a standard cash performance bonus for fiscal 1998.

(2) Other Annual Compensation represents: a) automobile allowance and cost reimbursement, b) reimbursements for legal and tax assistance, c) premiums on group life insurance, and d) executive medical plan costs.

(3) Does not exceed the lesser of $50,000 or 10% of total salary and bonus.

(4) Restricted stock may be sold to eligible employees at the discretion of the Board of Directors for an amount that is not less than the par value of such shares. Dividends, when paid, are paid on all restricted stock. All restricted shares are subject to limitations on sale or other disposition thereof, which terminate upon the satisfaction of certain criteria established by the Board of Directors at the time of the sale. As of the end of fiscal 1998, the aggregate restricted stock holdings remaining, valued as of the date of the grant, are as follows: Mr. Perkins, 88,000 shares valued at $543,125; Mr. Thomas, 120,000 shares valued at $669,500; Mr. Tondro, 50,000 shares valued at $187,500; and Mr. Raedeke, 28,000 shares valued at $105,000.

(5) Mr. Perkins' 1997 All Other Compensation represents loan forgiveness.

(6) Represents amounts paid as retirement benefits under the Company's Executive Supplemental Benefit Plan.

(7) Mr. Collins became Chief Executive Officer of the Company on May 29, 1997.

(8) Mr. Perkins was the Chief Executive Officer of the Company during fiscal year 1998 only up to May 29, 1997.

EXECUTIVE SUPPLEMENTAL BENEFIT PLAN

     During fiscal 1998, the Company maintained an Executive Supplemental Benefit Plan. Under the Supplemental Benefit Plan, the normal retirement date is the later of the participant's sixty-fifth birthday or the date the participant achieves 10 years of service under the Supplemental Benefit Plan. Participants who retire at the normal retirement date are entitled to receive 65% of the average for their three highest years of earnings, comprised of base salary and standard bonus, but excluding any other cash bonus or form of remuneration, during the last five years of employment, reduced by 50% of the participant's primary social security benefit and by the annuitized value of the participant's account balance under the profit sharing portion of the Company's Employee Savings Plan. Such benefits are payable as a life and survivor annuity. Participants who retire between the ages of 55 and 65 and who have completed 15 years of service under the Supplemental Benefit Plan are entitled to receive reduced benefits based on age and the number of years of service completed.

EMPLOYMENT CONTRACTS

     The Company has three-year employment agreements with four executive officers (Messrs. Perkins, Thomas, Raedeke, and Tondro). Each of these agreements sets forth the officer's position and responsibilities with the Company and provides for the officer's annual base salary, participation in the Management Incentive Plan or other bonus program, and other benefits generally available to executive officers of the Company. The agreements expire in May 1999.

     Under these employment agreements, the Company may terminate the officer's employment for cause. "Cause" generally is defined to include the willful and continued failure by the officer to substantially perform his duties after demand by the Company, or the willful engaging by the officer in misconduct which is materially injurious to the Company. Under these agreements, the officer may terminate his employment for "good reason." "Good reason" generally is defined as a failure by the Board of Directors to re-elect the officer to the position set forth in the agreement following removal from such position, or to vest the officer with the powers and authority of the position set forth in the agreement, or other breach by the Company.

     In the event an employment agreement is terminated by the Company other than for cause or by reason of the officer's disability, or by the officer for good reason, the officer is entitled under his employment agreement to receive the sum of (a) his salary through the date of termination and (b) as severance an amount equal to one year of the officer's salary at the annual rate in effect as of the date of termination. The severance provisions of Mr. Perkins' employment agreement were amended in fiscal 1998. See "Report of the Compensation and Stock Option Committee."

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return for Sizzler stock with the comparable cumulative returns of (i) a broad market index: The Dow Jones Equity Market Index and (ii) a published industry or line of business index: The Dow Jones Entertainment and Leisure (Restaurants) index. The graph covers the time period from the end of fiscal 1993 until the end of fiscal 1998. It assumes $100 invested on April 30, 1993 in Sizzler stock and $100 invested at that time in each of the indexes. The comparison assumes that all dividends are reinvested.

                            STOCK PERFORMANCE GRAPH

                                                                                DOW JONES
                                                                             ENTERTAINMENT &
        MEASUREMENT PERIOD                              DOW JONES EQUITY         LEISURE
      (FISCAL YEAR COVERED)              SIZZLER             MARKET           (RESTAURANT)
4/30/93                                    100                 100                 100
4/30/94                                     92                 105                 120
4/30/95                                     77                 123                 132
4/30/96                                     53                 160                 172
4/30/97                                     35                 199                 185
4/30/98                                     40                 283                 213

                                  PROPOSAL TWO

              AMENDMENT TO THE 1997 EMPLOYEE STOCK INCENTIVE PLAN
       TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

GENERAL

     The 1997 Employee Stock Incentive Plan (the "Plan") was adopted by the Board of Directors on October 16, 1997 and approved by the stockholders on November 18, 1997. The Plan has not previously been amended.

     Initially, a total of 1,000,000 shares of Common Stock were reserved for issuance under the Plan. As of June 30, 1998, options to purchase 999,000 shares had been granted, leaving only 1,000 of the 1,000,000 shares reserved for issuance under the Plan (without giving effect to this amendment) available for future grants.

     On June 17, 1998, the Board unanimously authorized an amendment (the "Amendment") to the Employee Plan. Subject to stockholder approval, the Amendment provides for an increase in the number of shares of Common Stock reserved for issuance under the Plan from 1,000,000 to 2,800,000. It is the view of the Board that an increase is advisable in order to enable the Company to continue to attract and retain highly qualified employees, and that the amount of the increase is appropriate under the circumstances.

PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

     Stockholder approval is hereby being sought for the Amendment. Currently, the total number of shares of Common Stock reserved for issuance under the Plan is 1,000,000. If the proposed amendment is approved, the total number of shares of Common Stock reserved for issuance under the Plan will be 2,800,000, reflecting an increase of 1,800,000.

     A description of the Plan and the Amendment follows Proposal 2.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve Proposal 2. Votes against are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes against are also counted for purposes of determining the total number of votes required to pass the proposal and whether such votes have been obtained. For purposes of the vote on the proposed Amendment, abstentions will have the same effect as votes against the proposed Amendment. If a broker, bank, custodian, nominee or other record holder of Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on Proposal 2, the shares held by such record holder will be considered "broker nonvotes." Broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

     The Company's executive officers have an interest in approval of this proposal, in that they, along with all other individuals eligible to participate in the Plan, will be eligible for grants of options and other awards under the Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
             OF THE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED
                            FOR ISSUANCE THEREUNDER.

                          DESCRIPTION OF THE COMPANY'S
                       1997 EMPLOYEE STOCK INCENTIVE PLAN

     Stockholders are being asked to approve an amendment of the Sizzler International, Inc. 1997 Employee Stock Incentive Plan (the "Employee Plan"), under which an aggregate of 2,800,000 shares of the Company's Common Stock will be authorized for issuance under the Plan. The Employee Plan is an important part of the Company's compensation program and is essential to its ability to attract and retain highly qualified employees. The proposed Amendment is necessary to enable the Company to continue providing options to new and current employees.

     The Employee Plan and the Amendment are described in detail below. The summary of the provisions of the Amendment and of the Plan which follows is not intended to be complete, and reference should be made to the Amendment and the Plan for complete statement of the terms and conditions. The Amendment is attached hereto as Appendix "A," however, due to its length, the Plan is not included with this Proxy Statement. To obtain a copy of the Plan, requests should be directed to: Secretary, Sizzler International, Inc., 6101 West Centinela Avenue, Culver City, California 90230, telephone number (310) 568-0135.

ADOPTION

     The Employee Plan was adopted by the Company's Board of Directors on October 16, 1997 and approved by the Company's stockholders on November 18, 1997.

SHARES SUBJECT TO THE PLAN

     Assuming approval of the proposed amendment to the Employee Plan, an aggregate of 2,800,000 shares of the Company's Common Stock will be reserved for issuance under the Employee Plan. As of June 30, 1998, options to purchase 999,000 shares of the Company's Common Stock had been granted under the Employee Plan and no shares had been issued under such plan. If any option granted pursuant to the plan expires or terminates for any reason without being exercised in whole or in part, or any other award terminates without being issued, then the shares released from such option or terminated award will again become available for grant and purchase under the plan.

ELIGIBILITY

     Any person employed by the Company or any of its subsidiaries on a salaried basis, including any director so employed (a "Participant"), is eligible to receive awards under the Employee Plan. Approximately 535 individuals are currently eligible to participate in the Employee Plan. There is no limit on the aggregate maximum of shares of Common Stock that a Participant is eligible to receive at any time during the term of the Employee Plan. The Company receives no consideration from Participants in connection with the granting of awards under the Employee Plan (other than the purchase price at which restricted shares may be sold.)

ADMINISTRATION

     The Employee Plan is to be administered by the Compensation and Stock Option Committee appointed by the Board and consisting of Board members who are "outside directors." Subject to the terms of the Employee Plan, the Committee determines the persons who are to receive awards, the number of shares or amount of cash subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provision of the Employee Plan or any awards granted thereunder.

STOCK OPTIONS

     The Employee Plan permits the granting of stock options that are intended to qualify either as Incentive Options ("IOs"), Nonqualified Options ("NQOs") or Discount Options.

     The option exercise price for each IO share will be no less than 100% of the "fair market value" (as defined in the Employee Plan) of a share of Common Stock at the time such option is granted, except in the case of a 10% stockholder, for whom the exercise price must be at least 110% of the fair market value. The option exercise price for each NQO will be no less than the fair market value of a share of Common Stock at the time such option is granted. The option exercise price for each Discount Option will be less than the fair market value of a share of Common Stock at the time such option is granted, but not less than the greater of (a) 50% of the fair market value of a share of Common Stock at the time of the option grant or (b) the par value of a share of Common Stock.

     The exercise price of options granted under the Employee Plan generally must be paid in full in cash concurrently with the exercise. However, the Committee may provide in an option agreement that payment of the exercise price may be made, in whole or in part, (1) by delivery and surrender of shares of the Company's Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (2) by reducing the number of shares of Common Stock to be delivered to the optionee upon exercise of such option, such reduction to be valued on the basis of the aggregate fair market value on the date of exercise of the additional shares of Common Stock that would otherwise have been delivered to such optionee upon exercise of such option and; (3) in the event that the exercise of the option occurs after the "Acceleration Date" (as defined below), by tender of a full recourse promissory note, provided that the principal amount of the note does not exceed the excess of the exercise price of such option over the aggregate par value of the optioned shares.

     Options granted under the Employee Plan will expire on (a) the earlier of the tenth anniversary (or the fifth anniversary in the case of a 10% stockholder) of the date of grant or (b) within a certain time after the Participant's termination of employment with the Company (as set forth in the Option Agreement).

     The Employee Plan does not permit any option under the plan to be granted at an exercise price of less than the greater of (a) 50% of the fair market value of a share of Common Stock at the time of the option grant or (b) the par value of the Company's Common Stock. The Company's acceptance of payment of the exercise price in shares of its Common Stock is subject to any applicable prohibition on acquisition by the Company of its own shares.

RESTRICTED SHARE AWARDS

     The Committee may sell restricted shares to Participants either in addition to, or in tandem with, other awards under the Employee Plan. Restricted shares are subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of performance goals as set out in advance. Prior to the grant of any award, the Committee must: (a) determine the nature, length and starting date of any performance period for restricted stock awards; (b) select from among the performance factors to be used to measure performance goals, if any; and (c) determine the number of shares that may be awarded to the Participant. Prior to the payment of any award, the Committee must determine the extent to which such award has been earned. Performance goals selected by the Committee generally involve the following types of criteria: (a) net revenue and/or net; (b) earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total return growth; (g) return on equity; (h) economic value added; and (i) individual confidential business objectives. The purchase price for such awards must be no less than the par value of the Company's Common Stock on the date of the award. Payment of the purchase price for restricted shares must be in cash in full on the date of sale.

STOCK APPRECIATION RIGHTS

     The Committee may grant stock appreciation rights to Participants in tandem with stock options under the Employee Plan. Stock appreciation rights ("SARs") entitle the recipient of an option to elect to surrender all or part of his or her option in lieu of exercise of such option. Holders of SARs may make such an election, at their option, subject to the approval of the Committee. Holders of SARs electing to surrender all or part of an option may receive cash, shares of the Company's Common Stock or a combination of both having an aggregate fair market value on the date of surrender equal to the excess of (i) the aggregate fair market value on the date of such surrender of the Common Stock otherwise issuable upon exercise of such option or part thereof so surrendered, over and above (ii) the exercise price of such option or part thereof so surrendered.

     If the grant of an option under the Employee Plan includes the grant of an SAR, the SAR will be subject to certain conditions and restrictions, unless waived by the Committee. The conditions and restrictions include restrictions on receipt of cash upon exercise of the SAR unless the Company shall have filed all reports and statements required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the year prior to exercise and continues to publicly release quarterly and annual summary statements of sales and earnings on a regular basis. Elections by SAR holders to receive cash in full or partial settlement of an SAR must be made between the third and twelfth business day following such a quarterly or annual release. Exercise of an SAR also is subject to other requirements of the Exchange Act.

MERGERS, CONSOLIDATIONS AND CHANGES OF CONTROL

     In the event of certain changes in control of the Company, all outstanding options and SARs granted under the Employee Plan become fully exercisable, and all restrictions imposed upon restricted shares sold under the Employee Plan terminate, on such date of the change of control (defined as the "Acceleration Date").

     The Employee Plan and all outstanding options and SARs granted thereunder terminate on the first of the following to occur: (i) a dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Employee Plan are exchanged for or converted into cash, property, and/or securities not issued by the Company, which reorganization, merger, or consolidation shall have been affirmatively recommended by the Board to the stockholders of the Company, or (iii) a sale of substantially all of the property and assets of the Company.

AMENDMENT OF THE EMPLOYEE PLAN

     The Board may terminate or amend the Employee Plan, including amending any form of award agreement or instrument to be executed pursuant to the Plan. The Board may not, without the approval of stockholders, amend the Employee Plan in any manner that requires stockholder approval pursuant to the Employee Plan. In addition, the Board may not amend any outstanding award without the consent of the Participant.

TERM OF THE EMPLOYEE PLAN

     The Employee Plan became effective upon adoption of the plan by the Board and will terminate upon the first to occur of the following: (a) the expiration of the twelve-month period following the Effective Date unless theretofore approved by the stockholders; (b) the effective date of any termination of the Employee Plan by action of the Board; or (c) any of the events or transactions specified above under "Mergers, Consolidations and Changes of Control." Restricted shares may not be sold, and options may not be granted, after January 1, 2007.

FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING INFORMATION IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS OF PARTICIPATION IN THE EMPLOYEE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR EACH PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE EMPLOYEE PLAN.

     Incentive Stock Options. The Participant will recognize no income upon grant of an IO and incur no tax on its exercise unless Participant is subject to the Alternative Minimum Tax ("AMT"). If the Participant holds the stock acquired upon exercise of an IO (the "IO Shares") for more than one year after the date the option was exercised and for more than two years after the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the IO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the IO Shares. If the Participant disposes of IO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then the gain realized upon such disqualifying disposition, up to the difference between the fair market value of the IO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be treated as capital gain.

     Alternative Minimum Tax. The difference between the exercise price and fair market value of the IO Shares on the date of exercise of an IO is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is generally 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by tax preference items and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the IO Shares occurs in the same calendar year as exercise of the IO, there is no adjustment with respect to those IO Shares. Also, upon a sale of IO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the IO shares at exercise over the amount paid for the IO Shares.

     Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQO is granted. However, upon exercise of an NQO, the Participant generally must include in income as compensation an amount equal to the difference between the fair market value of the NSO shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and will be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon re-sale of the NSO shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Capital Gain Tax Rate. Short-term capital gains (i.e., on assets held 12 months or less) are taxed at the same rate as ordinary income. Mid-term capital gains (i.e., on assets held more than one year but no more than 18 months) are taxed at a maximum rate of 28%, and long-term capital gains (i.e., on assets held for more than 18 months) are taxed at a maximum rate of 20%, (to the extent that the gains do not place the taxpayer in a tax bracket of over 15%, the gains will be taxed at 10%). These capital gain tax rates are more favorable than the 39.6% maximum tax rate applicable to ordinary income. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     Restricted Stock. Restricted stock will generally be subject to tax at the time of receipt of shares of Common Stock or cash, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQOs.

     Tax Treatment of the Company. Subject to the limitations imposed by Section 162 (m) of the Code, the Company will generally be entitled to a deduction in connection with the exercise of an NQO by a Participant or upon the receipt of restricted stock by a Participant, to the extent that Participant recognizes ordinary income, and provided that the Company complies with IRS reporting requirements relating to the income. The Company will be entitled to a deduction in connection with the disposition of IO shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition for the IO Shares, and provided that the Company complies with IRS reporting requirements relating to the income. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deduction to which it is entitled, Participants will be required to notify the Company in writing of the date and terms of any disqualifying dispositions of IO Shares.

ERISA

     The Company believes that the Employee Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") .

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT OF THE EMPLOYEE PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP was the Company's certified public accountant for the year ended April 30, 1998. During the past fiscal year, the Company also engaged Arthur Andersen LLP to render certain non-audit professional services, involving assistance on tax planning matters and general consultations. The appointment of auditors is approved annually by the Board of Directors based in part on the recommendation of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. Arthur Andersen LLP has been selected by the Audit Committee for the current year and the Board of Directors has approved this recommendation. Stockholder approval is not sought in connection with this selection. Each professional service performed by Arthur Andersen LLP during fiscal 1998 was approved, and the possible effect of such service on the independence of such firm was considered, by the Audit Committee. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                 STOCKHOLDERS PROPOSAL FOR 1999 ANNUAL MEETING

     Any stockholder proposal to be considered for presentation at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices located at 6101 West Centinela Avenue, Culver City, California 90230, on or before April 1, 1999 for inclusion in the Company's Proxy Statement and form of Proxy.

                                 MISCELLANEOUS

     The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

     The Annual Report of the Company for the fiscal year ended April 30, 1998 (the "1998 Annual Report"), consisting of the Company's fiscal 1998 Annual Report on Form 10-K, is being mailed concurrently herewith to each person who was a stockholder of record on June 30, 1998. The 1998 Annual Report is incorporated by reference into this Proxy Statement.

     EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors


                                          /s/ RYAN S. TONDRO

                                          Ryan S. Tondro
                                          Secretary


Culver City, California
July 17, 1998

                                                                      APPENDIX A

                                   AMENDMENT
                                     TO THE
                          SIZZLER INTERNATIONAL, INC.
                       1997 EMPLOYEE STOCK INCENTIVE PLAN

     This Amendment to the Sizzler International, Inc. 1997 Employee Stock Incentive Plan (the "Amendment") is adopted by Sizzler International, Inc. (the "Company") effective as of August 18, 1998.

                                    RECITALS

     A. The Sizzler International, Inc. 1997 Employee Stock Incentive Plan (the "Plan") was adopted by the Board of Directors on October 16, 1997 and approved by the Company's stockholders on November 18, 1997.

     B. Section 14 of the Plan provides that the Board may amend the Plan, subject to certain instances to receipt of approval of the stockholders of the Company.

     C. On June 17, 1998, the Board of Directors of the Company unanimously adopted an Amendment to the Plan increasing the number of shares of Common Stock reserved for issuance from 1,000,000 to 2,800,000 shares.

     D. The Amendment to the Plan was presented to the stockholders for approval at the Company's Annual Meeting held on August 18, 1998.

                                   AMENDMENT

     1. Section 3 of the Plan is hereby amended in its entirety to read as follows:

          3. Common Shares Subject to Plan. The maximum number of Common Shares that may be sold as Restricted Shares or that may be acquired upon the exercise in full of options granted under this Plan, or of Stock Appreciation Rights granted in connection therewith, in the aggregate is 2,800,000, subject to adjustment as provided in Section 11 hereof. Such maximum number does not include the number of Restricted Shares sold under this Plan that are repurchased by the Company nor does it include the number of Common Shares subject to the unexercised portion of any option granted under this Plan that expires or is terminated. However, the maximum number of Common Shares does include the number of Common Shares subject to the portion of any option granted under this Plan that is surrendered in connection with the exercise of any Stock Appreciation Rights granted in connection with such option.

     2. Except as amended in Section 1 hereof the Plan remains in full force and effect. Terms used herein not otherwise defined shall have the meaning ascribed to them in the Plan.

     The undersigned, Ryan S. Tondro, Secretary of the Company, hereby certifies that the Board and the stockholders of the Company adopted this Amendment on June 17, 1998 and August 18, 1998, respectively.

     EXECUTED at Culver City, California this      day of August, 1998.



                                          --------------------------------------
                                          Ryan S. Tondro, Secretary

PROXY                                                                    PROXY


                           SIZZLER INTERNATIONAL, INC.


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 17, 1998 and, revoking all prior proxies, appoints James A. Collins, Kevin W. Perkins and Christopher R. Thomas, and each of them (with full power to act without the other), with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of stock of Sizzler International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Sizzler International, Inc., to be held on August 18, 1998, and at all adjournments and postponements thereof, upon the following matters and in the manner designated on the other side.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS 1 AND 2.

          (Continued, and to be signed and dated on the reverse side.)

                                     SIZZLER INTERNATIONAL, INC.
                                     P.O. BOX 11158
                                     NEW YORK, N.Y. 10203-0158

1.       Election of Directors

 FOR the nominees
   listed below
(except as indicated)

        [ ]

WITHHOLD AUTHORITY
 to vote for ALL
nominees listed below

        [ ]

     EXCEPTIONS

        [ ]



Class I: James A. Collins, Peter H. Dailey and Charles F. Smith

If you desire to withhold authority to vote for any individual nominee, please write that nominee's name(s) on the space provided.

----------------------------------------------

----------------------------------------------


2. Approve an amendment to the 1997 Employee Stock Incentive Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 2,800,000.

         For     Against      Abstain

         [ ]       [ ]          [ ]



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the voting thereof. All other proxies given by the undersigned are hereby expressly revoked. THIS PROXY IS BEING SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF SIZZLER INTERNATIONAL, INC.




Note: Please sign exactly as shown at left. If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity and full title when signing.

Dated: _____________________________________________________________ , 1998

Signed ___________________________________

__________________________________________


PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
ENVELOPE

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.     [ ]